UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 4, 2012

MEDIA SCIENCES INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-16053	87-0475073
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

203 Ridge Road, Goshen, NY  10924
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (201) 677-9311

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.313e-4(c))

Item 8.01  Other Events.

The Company has rescheduled its annual meeting of stockholders for June 14, 2012.  The meeting will be held at 9:00 am, Eastern Time, on Thursday, June 14, 2012 at Marriot Courtyard, 140 Route 17 South, Mahwah, NJ 07430.  The new record date for the annual meeting is May 10, 2012.  The notice and proxy statement are expected to be mailed to stockholders on or about May 16, 2012.

This is a rescheduling of the annual meeting previously proposed to be held on March 8, 2012 with a record date of January 19, 2012.  The Company did not hold an annual meeting in calendar year 2010, and the date of the annual meeting constitutes a change of more than 30 days from the anniversary of the Company’s last annual meeting.  In accordance with Rule 14a-8 under the Exchange Act, as amended, the Company had previously announced a deadline of November 2, 2011, which was subsequently extended to January 2, 2012, for submitting stockholder proposals for inclusion in the annual meeting and related proxy materials and for submitting proposals for presentation at the annual meeting.  As of the date hereof, the Company did not receive any stockholder proposals in connection with this year’s meeting and proxy statement, nor did the Company receive any stockholder proposals since its last annual meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIA SCIENCES INTERNATIONAL, INC.

Date: May 4, 2012	By:	/s/ Denise Hawkins
Denise Hawkins
President